Travis Wolff

15950 N. Dallas Parkway, Suite 600

Independent Advisors & Accountants

Dallas, Texas 75248

t 972.661.1843 f 972.490.4120

June 12, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 77K of The Pacific Corporate Group Private Equity Fund, Form N-SAR for the period ended March 31, 2014, and are in agreement with the statements contained in the second paragraph therein.  We have no basis to agree or disagree with the other statements contained therein.

Yours truly,

/s/ Travis Wolff LLP

Travis Wolff LLP